Exhibit 99.1

For Immediate Release

Investor Contact: Dave Staples	Media Contact: Jeanne Norcross
Executive Vice President & CFO	Vice President Corporate Affairs
(616) 878-8793	(616) 878-2830
-Or-
Katie Turner
Senior Vice President
ICR
(646) 277-1228

Spartan Stores Announces Craig Sturken to Remain Chairman of the Board

of Directors; Retires From Executive Responsibilities

GRAND RAPIDS, MICHIGAN–February 18, 2011–Spartan Stores, Inc., (Nasdaq:SPTN) today announced that Craig Sturken will remain Chairman of the Board and a close advisor to the Company, although Mr. Sturken is retiring from his position as Executive Chairman.

Mr. Sturken joined Spartan Stores in March 2003 as President and Chief Executive Officer and was elected Chairman of the Board of Directors in August 2003. In 2008, Dennis Eidson succeeded Mr. Sturken, who remained as Executive Chairman of the Board.

“While the Board and I agreed that stepping back from my executive responsibilities is the appropriate next step in our executive leadership transition process, I intend to remain an active and constructive leader of the Board,” Mr. Sturken said. “I am extremely proud of our accomplishments over the past eight years as we built Spartan Stores into a leading and well respected regional grocery distributor and retailer and am confident that under Dennis’ continuing operational leadership, the company will continue to improve the effectiveness of our business strategy.”

“We are pleased that Craig is remaining an active and valued member of our Board as we continue to position Spartan Stores for long term profitable growth,” said Dennis Eidson, President and Chief Executive Officer of Spartan Stores. “We appreciate the many contributions that Craig has made to our company while serving as an executive employee. During his association with the company, Spartan has experienced tremendous store base growth through a combination of organic growth and acquisitions. Along the way, Craig has provided us with important perspective in the supermarket industry and solid business advice and we look forward to his continued guidance.”

Spartan Stores’ Board of Directors is comprised of ten directors, eight of whom will be independent.

About Spartan Stores

Grand Rapids, Michigan-based Spartan Stores, Inc., (Nasdaq:SPTN) is the nation’s eleventh largest grocery distributor with 1.4 million square feet of warehouse, distribution, and office space located in Grand Rapids, Michigan. The Company distributes more than 40,000 corporate and national brand products to approximately 370 independent grocery stores in Michigan, Indiana and Ohio, and to our 97 corporate owned stores located in Michigan, including Family Fare Supermarkets, Glen’s Markets, D&W Fresh Markets and VG’s Food and Pharmacy.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are identifiable by words or phrases such as “strategy”; that an event or trend “will” occur or “continue” or that Spartan Stores or its management is “confident” of or “positioned” for a particular result. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. Our ability to successfully realize growth opportunities, expand our customer base, effectively implement and achieve the expected benefits of capital investments, warehouse consolidation and store openings, successfully respond to the weak economic environment and changing consumer behavior, anticipate and successfully respond to openings of competitors’ stores, achieve expected sales, cash flows, operating efficiencies and earnings, implement plans, programs and strategies, reduce debt, and continue to pay dividends is not certain and depends on many factors, not all of which are in our control. Additional information about the risk factors to which Spartan Stores is exposed and other factors that may adversely affect these forward-looking statements is contained in Spartan Stores’ reports and filings with the Securities and Exchange Commission. Other risk factors exist and new risk factors may emerge at any time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictions of future results. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release.

2